EXHIBIT 10.2

FIFTH AMENDMENT TO
NOTE PURCHASE AGREEMENT

THIS FIFTH AMENDMENT (this “Amendment”), dated as of December 29, 2003, to the Note Purchase Agreement, dated as of March 27, 1998, by and among DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP, a Delaware limited partnership (the “Purchaser”), and GARDENBURGER, INC., an Oregon corporation (the “Company”).

WHEREAS, the parties hereto have entered into the Note Purchase Agreement, dated as of March 27, 1998 (as amended, modified or restated from time to time, the “Agreement”), a First Amendment to Note Purchase Agreement dated as of December 23, 1999 (the “First Amendment”), a Second Amendment to Note Purchase Agreement dated as of January 10, 2002 (the “Second Amendment”), a Third Amendment to Note Purchase Agreement dated as of September 20, 2002 (the “Third Amendment”), and a Fourth Amendment to Note Purchase Agreement dated as of December 31, 2002 (the “Fourth Amendment”); unless otherwise defined herein, all capitalized terms used herein (including the recitals) shall have the meanings assigned to such terms in the Agreement, as amended by the First, Second, Third, and Fourth Amendments and hereby;

WHEREAS, the Company has entered into a Revolving Credit and Term Loan Agreement dated as of January 10, 2002, with CapitalSource Finance LLC as a lender and as agent (“CapitalSource”);

WHEREAS, the Company and CapitalSource are contemporaneously entering into a Fourth Amendment to Revolving Credit and Term Loan Agreement dated as of December 29, 2003, in substantially the form attached hereto as Exhibit A (the “CapitalSource Fourth Amendment”); and

WHEREAS, the Company has requested the Purchaser to amend the Agreement on the terms and conditions set forth in this Amendment and to enter into a First Amendment to Amended and Restated Convertible Senior Subordinated Note dated January 10, 2002, extending the Maturity Date as specified therein (the “Note Amendment”);

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants contained herein, the parties hereto agree as follows:

1.               Amendments.  Effective as of December 31, 2003, the Agreement is amended as follows:

(a)          The financial covenants contained in subparagraph 2D(b) of the Agreement as amended by the Second and Fourth Amendments are hereby amended and restated in their entirety to read as follows:

“(i)                               LEVERAGE RATIO

The Leverage Ratio shall not exceed (i) 3.15:1.00 for the Quarterly Test Period ending December 31, 2003, (ii) 3.95:1.00 for the Quarterly Test Period

ending March 31, 2004, (iii) 3.80:1.00 for the Quarterly Test Period ending June 30, 2004, and (iv) 2.75:1.00 for each Quarterly Test Period after June 30, 2004.

(ii)                                  MINIMUM ADJUSTED EBITDA

Adjusted EBITDA for each Quarterly Test Period set forth below shall not be less than the amounts specified below:

Quarterly Test Period	Amount
December 31, 2003	$3,050,000
March 31, 2004	$2,950,000
June 30, 2004	$2,700,000
September 30, 2004	$4,400,000
December 31, 2004	$4,500,000
March 31, 2005	$4,550,000
June 30, 2005	$5,100,000
September 30, 2005 and thereafter	$5,400,000

(iii)                               SENIOR FIXED CHARGE COVERAGE RATIO

The Senior Fixed Charge Coverage Ratio for each Quarterly Test Period set forth below shall be not less than the ratios specified below:

Quarterly Test Period	Amount
December 31, 2003	0.90:1.00
March 31, 2004	0.90:1.00
June 30, 2004	0.81:1.00
September 30, 2004	1.215:1.00
December 31, 2004	1.215:1.00
March 31, 2005	1.33:1.00
June 30, 2005	1.41:1.00

(iv)                              FIXED CHARGE COVERAGE RATIO

The Fixed Charge Coverage Ratio for each Quarterly Test Period set forth below shall be not less than the ratios specified below:

Quarterly Test Period	Amount
September 30, 2005	0.990:1.00
December 31, 2005 and thereafter	1.125:1.00

(v)                                 CAPITAL EXPENDITURES

The Company shall not permit its Capital Expenditures in the aggregate to exceed (i) $1,320,000 for the fiscal year ending on September 30, 2004,  and (ii) $1,200,000 for each fiscal year ending on or after September 30, 2005.

(b)         The definitions of “Capital Expenditures” and “Total Debt Service” contained in subparagraph 2D(b) of the Agreement as amended by the Second and Third Amendments are hereby amended and restated in their entirety to read as follows:

“‘CAPITAL EXPENDITURES’ shall mean, for any fiscal year, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during such fiscal year that are or should be treated as capital expenditures under GAAP.

“TOTAL DEBT SERVICE” shall mean for any period, for the Company individually and collectively on a consolidated and consolidating basis, the sum of (i) scheduled or other required payments of principal on Indebtedness, (ii) any other fees due or payable in connection with any Indebtedness, and (iii) Interest Expense (excluding any non-cash charges accrued for such period with respect to the fees and expenses paid by the Company in connection with the January 10, 2002, closing of the Senior Credit Agreement, the fees and expenses paid by the Company in connection with the CapitalSource Fourth Amendment, and any exit fees payable under the Senior Credit Agreement, and the closing fees and expenses and any premium paid or payable with respect to the Convertible Notes).”

(c)          The following definition of “Senior Fixed Charge Coverage Ratio” shall be added to subparagraph 2D(b) of the Agreement to read in its entirety as follows:

“SENIOR FIXED CHARGE COVERAGE RATIO” shall mean, at any date of determination, for the Company individually and collectively on a consolidated and consolidating basis, the ratio of (a) Adjusted EBITDA for the Quarterly Test Period most recently ended before such date, to (b) Fixed Charges (less Interest Expense on the Convertible Notes and non-cash charges relating to premium payable on the Convertible Notes) for the Quarterly Test Period most recently ended before such date, in each case taken as one accounting period.

(d)         Subparagraph 6P(v) of the Agreement as amended by the Second Amendment is hereby amended and restated in its entirety to read as follows:

“(v)                           PAYMENTS OTHERWISE PERMITTED.  Except as otherwise set forth in the Senior Credit Agreement as amended through and in effect on December 31, 2003, nothing contained in this paragraph 6P or elsewhere in this Agreement or in the Convertible Notes shall prevent the Company, at any time except during a Bankruptcy Event as set forth in subparagraph 6P(ii) or under the conditions described in subparagraph 6P(iii) or (iv), and except as set forth in the Convertible Notes as amended through December 31, 2003, from making payments at any time of principal of and interest on the Convertible Notes (including out of “EXCESS CASH FLOW” as set forth in the Convertible Notes), or any other amount payable by the Company under the Convertible Notes or this Agreement.”

(e)          Schedule A-1 to the Second Amendment shall be and hereby is amended and restated and replaced in its entirety as set forth on Schedule A-1 attached hereto.

2.               Conditions.  This Amendment shall be subject to satisfaction of the following conditions precedent, after giving effect to this Amendment, including the waivers contained in Section 3 below:  (a) the Company shall have delivered to the Purchaser an executed original copy of this Amendment, the Note Amendment substantially in the form attached hereto as Exhibit B, and each other agreement, document or instrument reasonably requested by the Purchaser in connection with this Amendment; and (b) CapitalSource and the Company shall have executed the CapitalSource Fourth Amendment.

3.               Waivers.  The Purchaser hereby acknowledges that the Company has been in breach of one or more financial covenants contained in subparagraph 2(D)(b) of the Agreement as of September 30, 2003, and hereby waives all such breaches and noncompliance by the Company with subparagraph 2(D)(b) occurring prior to the date of this Amendment to and including December 30, 2003.  This waiver does not apply to any breach or Event of Default under the Agreement or the Convertible Notes to the extent it comes into or continues in existence on or after December 31, 2003.

4.               Ratification of Agreement.

(a)          To induce the Purchaser to enter into this Amendment, the Company represents and warrants that, after giving effect to this Amendment, no violation of the terms of the Agreement exist and all representations and warranties contained in the Agreement are true, correct, and complete in all material respects on and as of the date hereof except as (i) reflected in any schedule to the Senior Credit Agreement, (ii) disclosed in the Company’s reports filed with the Securities and Exchange Commission, or (iii) disclosed to Purchaser’s representative on the Board during a meeting of the Board, and except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct, and complete in all material respects on and as of such earlier date.

(b)         Except as expressly set forth in this Amendment and the Note Amendment, the terms, provisions and conditions of the Agreement and the Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

5.               Consent to CapitalSource Fourth Amendment.  The Purchaser consents to the execution and delivery by the Company of the CapitalSource Fourth Amendment and affirms that the provisions of the CapitalSource Fourth Amendment do not constitute a breach or Event of Default under the Agreement or the Convertible Notes.

6.               Binding on Successors and Assigns.  All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.  Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

7.               Further Assurances.  Each of the Company and the Purchaser, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out the provisions and purposes of this Amendment.

8.               Effect of Amendment.  To the extent any terms and conditions in the Agreement shall contradict or be in conflict with any provisions of this Amendment, the provisions of this Amendment shall govern.

9.               Expenses.  All expenses of the Purchaser incurred in connection with this Amendment, including reasonable expenses of the Purchaser’s counsel, will be paid by the Company.

10.         Governing Law.  This Amendment shall be governed by, and shall be construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

11.         Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP

By:	Dresdner Kleinwort Capital LLC
Its:	General Partner

	By:	Private Equity Employees LLC
	Its:	Managing Member

		By:	/s/ Alexander P. Coleman
		Its:	Authorized Person

GARDENBURGER, INC.

By:	/s/ Scott C. Wallace
Scott C. Wallace
Its:	President and Chief Executive Officer